UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

MAGSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1561	41-0780999
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 11th Avenue South, Hopkins, MN	55343
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (952) 935-6921

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                (c)  EXHIBITS

10.1                           Third Amendment to Amended and Restated Credit Agreement dated as of October 27, 2003.

                                99            Press Release dated October 31, 2003

ITEM 9.  REGULATION FD DISCLOSURE

                On October 31, 2003, the Company issued a press release announcing a contract with Community Power Corporation to develop and manufacture a new gaseous centrifuge and an extension of the Company’s credit agreement with U.S. Bank National Association.  A copy of the press release is furnished as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGSTAR TECHNOLOGIES, INC.

Dated: October 31, 2003	By	/s/ J. L. Reissner

J. L. Reissner
Its: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Item	Method of Filing

10.1	Third Amendment to Amended and Restated Credit Agreement dated as of September 30, 2003.	Filed herewith electronically

99	Press Release dated October 31, 2003	Filed herewith electronically